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                                                                     Exhibit 3.3

                               State of Delaware
                                                                          PAGE 1
                       Office of the Secretary of State

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I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY
CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ASTROPOWER, INC.", FILED IN THIS OFFICE ON THE THIRD DAY OF OCTOBER, A.D. 2000, AT 9 O'CLOCK A.M.


                       [SEAL]      /s/ Harriet Smith Windsor
                                   -----------------------------
                                   Harriet Smith Windsor, Secretary of State

2194956  8100                      AUTHENTICATION:  1022412

010126433                               DATE:  03-14-01

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                               STATE OF DELAWARE
                           CERTIFICATE OF AMENDMENT
                        OF CERTIFICATE OF INCORPORATION

        AstroPower, Inc.
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a corporation organized and existing under and by virtue of the General
Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of AstroPower, Inc.,
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       held June 2000,
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resolutions were duly adopted setting forth a proposed amendment of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:
RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered " Article IV " so that, as amended,
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said Article shall be and read as follows:

        See Addendum "A" (attached)
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SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.
FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.
IN WITNESS WHEREOF, said    Astropower, Inc.
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has caused this certificate to be signed by

        Thomas J. Stiner                , an Authorized Officer, this 27th day
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of September, 2000.
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                        By: /s/ ILLEGIBLE
                           -------------------------------
                                Authorized Officer

                        Title: Snr. V.P. and C.F.O.

                        Name:  Thomas J. Stiner
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                                Print or Type

    STATE OF DELAWARE
    SECRETARY OF STATE
 DIVISION OF CORPORATIONS
FILED   09:00 AM 10/03/2000
  0015011501826 - 2194956
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ADDENDUM "A"

Article IV shall be as follows:

"Total Number of Shares of Stock. The total number of shares of stock of all classes that the Corporation shall have authority to issue is 55,000,000 shares, consisting of (a) 50,000,000 shares of Common Stock, of the par value of $.01 each (the "Common Stock") and (a) 5,000,000 shares of Preferred Stock of the par value of $.01 each (the "Preferred Stock").